Exhibit 10.12

Office Lease Contract

Party A (Lessor): Xiamen Wei Ai Investment Management Limited

Party B (Lessee): Xiamen Pop Culture Co., Ltd.

According to Contract Law of the People's Republic of China, Law of the People's Republic of China on Urban Real Estate Management and relevant laws and regulations and upon the basis of voluntaries, equality and mutual benefit, Party A and Party B have reached a consensus to enter into this Contract in respect of the lease of Apartment.

1.	Location, Acreage, Decoration status and Facilities

1.1	Party A shall lease to Party B the property located in Room 102, 23-1 Wanghai Road, Xiamen Software Park Phase 2.

1.2	The construction area for lease is of 999.69 square meters furnished with office facilities as listed in Appendix I.

2.	Purposes of Leasing

2.1	Lease of said premises shall only be for the purpose of office.

3.	Term of Lease

3.1	The lease term of said Premises shall commence on March 15, 2018 and expire on March 24, 2023.

3.2	Party A shall have the right to recover all leased Premises upon the expiry of the lease term, and Party B shall return the Premises on time. If Party B wishes to renew the lease, a written intent must be made to Party A One month prior to the expiration of the lease term.

4.	Rent and Method of Payment

4.1	Monthly payment of the leased Premises:

Sixty-five thousand yuan (RMB65,000) for each month since March 25, 2018 to March 24, 2023.

4.2	Method of payment: Bank Transfer; 3 months’ rent at one time with earnest money equal to 3 months’ rent. Party B shall make the first payment at the Signing date and make each periodic payment 10 days before due date.

5.	Other Expenses

5.1	Water bill, Electricity bill, phone bill, Network usage fee and Property management fees shall be borne by Party B, in accordance with relevant regulations.

5.2	According to Party A’s requirement, Party B shall pay to Party A the earnest money 195,000 yuan; Party A shall return to Party B the earnest money on expiry of the lease term and Party A have paid in full the leasing fees. Party A shall have the right to refuse to return such earnest money if Party B does not duly make Party B’s payment.

6.	Obligations of Repair

6.1	Party A shall guarantee the safety for the use of the said Premises during the term of the lease. Party B shall take good care of the Premises and the facilities therein and use them in a reasonable manner. In the event of damage to the Premises or the facilities due to Party B’s improper use, Party B shall promptly repair any damage or compensate.

6.2	Neither Parties need to compensate the other Party if damages occur to the Premises or Party B due to force majeure.

7.	Sublease

7.1	Party B shall not sublease part or all of the leased Premises to a third party without Party A’s consent.

7.2	Party B shall enter into a sub-leasing contract with a third party for the sub-leasing of the Premises following the rules below:

(1)	The termination date of sub-leasing contract shall not be later than the termination date of this Contract;

(2)	During the terms of sub-leasing contract, Party B shall continue to perform his duty of this Contract when performing the rights and duties of the sub-leasing contract; and

(3)	During the terms of sub-leasing contract, the sub-leasing contract shall change, terminate or expire accordingly if this Contract changes, terminates or expires.

8.	Change and Termination of this Contract

8.1	During the term of lease, this Contract shall not be changed or terminated unless in the following cases:

(1)	that Party A takes back or Party B returns in advance any part or all of the leased Premises subject to a consensus reached between Party A and Party B when either party has specific causes;

(2)	that disruption, unsolvable by Party A, of the facilities or supplies of water or electricity occurs and lasts longer than 3 days and Party B considers it a serious impact upon his usage of the leased Premises;

(3)	that Party B breaches this Contract and makes no corrections within 5 days since Party A’s requirement;

(4)	that this Contract cannot continue because of damages to the leased Premises and facilities due to force majeure.

8.2	Any amendment to or termination of this Contract shall be made an offer by one party to the other party. Any loss to either party due to such amendments to or termination of this Contact shall be compensated by the defaulting party unless such responsibilities are exempt according to Clause 8.1, article 4 of this Contract.

9.	Obligations of Party B

9.1	During the term of lease, Party A has the right to terminate this Contract and take back the leased Premises, and Party A shall be reimbursed for losses by Party B if Party B:

(1)	makes use of the leased Premises to engage in illegal acts;

(2)	does not pay rent in time and has delayed for more than 7 days.

9.2	During the term of lease, Party B shall pay to Party A the amount of money equal to 2 months’ rent if Party B terminates this Lease without Party A’s consent; if not, Party A shall not return the earnest money as set above.

10.	Obligations of Party A

10.1	Party A shall pay to Party B a fine equivalent to 5% of the monthly rent per day if Party A fails to hand over the Premises to Party B in due time. Party A shall compensate for damages to Party B if such fine cannot cover the loss of Party B.

10.2	During the term of lease, Party A shall pay to Party B a fine equivalent to twice the monthly rent if Party A terminates this Contract in advance and takes back the leased Premises not in condition of Clause 9, article 1. Party A should also compensate for damages to Party B if such fine cannot cover the loss of Party B.

10.3	Party A should calculate the rent on a daily basis of usage by Party B and return the rest (if any) when Party B requires to terminate this Contract for any reason. Penalty Clause of this Contract is effective and it continues;

10.4	Party A shall guarantee a full entitlement of leased Premises and such Premises are without any disputes upon the right of property or use. Party A shall compensate for all the losses of Party B if any disputes upon the right of property or use arise.

11.	Other terms

11.1	Matters not covered in this Contract may be set forth in Supplementary Provisions subject to a consensus reached between Party A and Party B following consultations. The Supplementary Provisions and annexes of this Contract form an inseparable part of this Contract. The text written into the blank spaces of this Contract and its Supplementary Provisions and Annexes and the printed text shall be equally authentic.

11.2	Both Parties, upon signing this Contract, have full capacity for civil conduct, clearly understand each one’s rights, obligations and responsibilities and are willing to perform strictly in accordance with provisions of the Contract. If a Party breaches this Contract, the other Party shall have the right to claim compensation in accordance with the provisions of this Contract.

11.3	Disputes arising between the Parties in the course of performing this Contract shall be resolved through consultations. Where the negotiations fail to resolve the dispute, both parties can issue legal proceeding in the People’s Court who has jurisdiction over the area of the leased Premises.

11.4	There shall be three 3 original copies of this Contract and the Supplementary Provisions. Party A and Party B shall each hold one copy and all copies are of equal legal effect.

11.5	Supplementary Provisions:

Lessor （Party A） Xiamen Wei Ai Investment Management Limited (seal)

Tel:

Date:	2018-3-22

Lessee （Party B） Xiamen Pop Culture Co., Ltd. (seal)

Tel:

Date:	2018-3-22

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